Exhibit 32.1

CERTIFICATION
FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Quarterly Report of PDC 2002-C Limited Partnership (the “Registrant”) on Form 10-Q for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James M. Trimble	August 14, 2013
James M. Trimble
Chief Executive Officer and President
PDC Energy, Inc.
Managing General Partner

/s/ Gysle R. Shellum	August 14, 2013
Gysle R. Shellum
Chief Financial Officer
PDC Energy, Inc.
Managing General Partner